Exhibit 99.1

CytomX Therapeutics Appoints Marion McCourt to Board of Directors

SOUTH SAN FRANCISCO, Calif., March 30, 2017 (GLOBE NEWSWIRE) – CytomX Therapeutics, Inc. (Nasdaq:CTMX), a biopharmaceutical company developing investigational Probody™ therapeutics for the treatment of cancer, today announced the appointment of Marion McCourt to its Board of Directors. Ms. McCourt has more than two decades of operational and commercial leadership experience at several of the world’s most innovative biopharmaceutical companies. The company also announced that Tim Shannon, M.D., General Partner at Canaan Partners, will leave the Board after more than four years of service.

“Marion’s joining our board comes at an important time for CytomX as our first two wholly-owned programs, CX-072 and CX-2009, enter Phase 1/2 clinical trials,” said Sean McCarthy, D.Phil., president and chief executive officer of CytomX Therapeutics. “Her deep commercial expertise makes her an ideal fit as we build our clinical development capabilities and ultimately plan for commercialization of our innovative pipeline of novel Probody cancer therapeutics. We also want to thank Tim for his many contributions to the Board and for the instrumental role he and the Canaan Partners team have played in our success to date.”

Ms. McCourt most recently served as Chief Operating Officer at Medivation until the company’s acquisition by Pfizer in September 2016. Prior to joining Medivation in February 2016, Ms. McCourt served as Vice President of U.S. Commercial Operations at Amgen Inc. Prior to that, she also served as Vice President and General Manager of Amgen’s Bone Health & Primary Care Business Unit. Before joining Amgen, Ms. McCourt held numerous positions of increasing responsibility over a twelve-year career at AstraZeneca. There, she most recently served as Chief Operating Officer of AstraZeneca U.S. where she was responsible for all U.S. commercial functions, including medical affairs, business development, finance, human resources, legal, operations, and corporate affairs. Ms. McCourt holds a B.S. degree in Biology from Lafayette College.

About CytomX Therapeutics

CytomX is a clinical-stage, oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody technology platform. The company uses its platform to create proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and develop first-in-class cancer therapeutics against difficult-to-drug targets, such as CD166. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. The company’s lead program, CX-072, a wholly-owned PD-L1-targeting Probody therapeutic, is being evaluated in a Phase 1/2 study. The Investigational New Drug filing for CX-2009 is slated for the first half of 2017. CX-2009 is a first-in-class Probody drug conjugate targeting the highly expressed tumor antigen, CD166. Both clinical trials are modules within PROCLAIM (Probody Clinical Assessment In Man), an international umbrella clinical trial program that provides clinical trial sites with access to the company’s novel therapies under one central protocol. In addition to its proprietary programs, CytomX is collaborating with strategic partners including AbbVie, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc. For more information, visit www.cytomx.com or follow us on Twitter.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential efficacy of CytomX’s product candidates, the company’s ability to develop and advance product candidates into and successfully complete clinical trials, including the company’s Phase 1/2 clinical trial of CX-072 and the timing of any future clinical trials. One of our product candidates under our Probody platform is in the initial stages of clinical development and our other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties. Projected net cash utilization and capital resources are subject to substantial risk of variance based on a wide variety of factors that can be difficult to predict. Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading “Risk Factors” included in the company’s Annual Report on Form 10-K filed with the SEC on March 2, 2017. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Communications Contact:

Canale Communications

Ian Stone

ian@canalecomm.com

619-849-5388

Investor Contact:

Trout Group

Pete Rahmer

prahmer@troutgroup.com

646-378-2973